United Insurance Holdings Corporation (Nasdaq: UIHC) Investor Presentation November 9th, 2022

Company Overview 2 UPC Insurance is a specialty underwriter of catastrophe exposed property insurance. United Insurance Holding Corp. (NASDAQ: UIHC) was founded in 1999 and is the insurance holding company for 3 P&C carriers and operating affiliates operating under the brand UPC Insurance (UPC). UPC has the #1 market share of commercial residential property insurance (commercial lines) in Florida with roughly 5,500 policies and $488 million of premium in-force. UPC’s homeowners & fire insurance products (personal lines) are focused on Florida, Louisiana, New York, and Texas with roughly 265,000 policies and $638 million of premium in-force. ¹ UIHC as of September 30, 2022 Total Assets: $2.9 billion Total Equity: $80.4 million Premium in-Force: $1.13 billion ¹ Employees: 296 Headquarters: St. Petersburg, FL Credit Rating: BBB- (Kroll) 1 Excludes discontinued states where renewal rights have been sold Specialty Commercial Property Specialty Homeowners

3 Executive Summary • Q3 Results • GAAP net loss of -$70.9m included a -$13.6m non-recurring goodwill impairment charge related to personal lines withdrawal plans. • Core loss of -$57.5m excluding goodwill impairment compared unfavorably to a -$15.5m core loss last year due to higher loss costs. • Gross current year CAT of over $1 billion driven by Hurricane Ian, but reinsurance reduced net retained current year CAT losses to $37.4m • Stockholders’ equity attributable to UIHC as of September 30, 2022, was $80.4m or $1.86 per share. These amounts include an accumulated other comprehensive loss (AOCL) of -$64.8m or -$1.50 per share that may or may not be realized in whole or in part due to the short duration, high credit quality nature of UIHC’s fixed income investment portfolio. • Other Highlights • Received approval from FL, LA & TX regulatory authorities for United Property & Casualty Insurance Company’s (UPCIC) withdrawal plans. • Due to potential Hurricane Ian losses and other pressures on statutory surplus, there is substantial doubt regarding the viability of UPCIC’s run-off plan without additional financial support. • Handled over 23,000 claims from Hurricane Ian (22,362 PL & 712 CL) with 99% contacted, 89% inspected and 77% through quality assurance review. Reinsurance recoveries will be critical to managing liquidity and investment disposals are likely needed in future periods. • Completed reduction in workforce to supplement attrition resulting in a decline from 468 associates at 1/1/22 to 296 at 10/28/22 (-172 or -37%).

Q3-22 Results 4 Core loss excluding goodwill impairment was -$57.5m, a decline of -$42.1m from prior year. Loss development continued to exceed expectations for prior accident years driven by higher severity. Q3-22 Q3-21 Change Core income (loss) (57,527)$ (15,453)$ -272.3% per diluted share (CEPS) (1.34)$ (0.36)$ Included the following items Net current year catastrophe loss & LAE incurred 37,440$ 37,002$ Net (favorable) unfavorable reserve development (PYD) 44,561$ 1,947$ Total items 82,001$ 38,949$ Core income (loss) excluding items 7,254$ 15,316$ -52.6% CEPS excluding items 0.17$ 0.36$ Net loss & LAE ratio 100.9% 67.1% Net expense ratio 64.5% 49.8% Combined ratio 165.4% 116.9% 48.5 pts Net current year catastrophe loss & LAE incurred -32.2% -24.1% Net favorable (unfavorable) reserve development -38.4% -1.3% Underlying combined ratio 94.8% 91.5% 3.3 pts

Q3-22 Results by Line of Business

Commercial lines remained profitable despite the impact of Hurricane Ian.

$ in millions	Three Months Ended Sep 30, 2022				Nine Months Ended Sep 30, 2022			
	CL	PL	Other	Total	CL	PL	Other	Total
Gross Premiums Earned	$ 119.8	$ 182.1	$ -	$ 301.9	$ 340.5	$ 586.4	$ -	$ 926.9
Ceded Premiums Earned	(60.3)	(125.4)	-	(185.7)	(184.1)	(414.3)	-	(598.4)
Net Premiums Earned	59.5	56.7	-	116.2	156.4	172.0	-	328.4
Investment & other revenue	2.9	7.2	0.0	10.1	5.5	17.9	0.0	23.3
Unrealized G(L) on Equities	(0.9)	(1.6)	0.0	(2.5)	(4.1)	(5.8)	-	(9.9)
Total Revenue	**61.6**	**62.2**	**0.0**	**123.8**	**157.8**	**184.1**	**0.0**	**341.9**
Underlying Loss & LAE	8.8	26.4	-	35.2	34.3	124.0	-	158.3
Current year CAT Loss & LAE	27.2	10.2	-	37.4	27.8	58.9	-	86.6
Prior year development	(1.8)	46.4	-	44.6	(5.5)	59.2	-	53.8
Total Loss	34.2	83.0	-	117.2	56.5	242.1	-	298.7
Operating & Interest Expense	25.6	48.9	2.8	77.3	69.2	115.1	8.6	192.8
Total Expenses	**59.8**	**131.9**	**2.8**	**194.5**	**125.7**	**357.2**	**8.6**	**491.5**
Other income (loss)	0.0	(0.0)	-	(0.0)	0.0	(0.1)	1.7	1.6
Income (Loss) before tax	**$ 1.8**	**$ (69.8)**	**$ (2.8)**	**(70.8)**	**$ 32.1**	**$ (173.2)**	**$ (6.9)**	**(148.0)**
Income tax expense (benefit)				0.1				25.2
Less: Non-controlling interests				-				(0.1)
Net income (loss) attributable to UIHC				**(70.9)**				**(173.0)**
Net Loss Ratio	57.5%	146.5%		100.9%	36.1%	140.7%		90.9%
Net Expense Ratio	43.0%	86.4%		64.5%	44.2%	66.9%		56.5%
Combined Ratio	**100.5%**	**232.9%**		**165.4%**	**80.3%**	**207.6%**		**147.4%**
CAT Loss	45.7%	18.0%		32.2%	17.7%	34.2%		26.4%
PY Development (F)/U	-3.0%	81.8%		38.4%	-3.5%	34.4%		16.4%
Underlying Combined Ratio	***57.8%***	***133.1%***		***94.8%***	***66.1%***	***139.0%***		***104.6%***

5

Hurricane Ian: Core CAT Reinsurance Program Impact 6 We have $1.39b of aggregate limit remaining, but UPCIC’s limit for Ian is nearing exhaustion. Our retention for a second event could be up to $31.8m with $16.4m net to ACIC & UPC with another $15.4m to UPC Re. Our captive’s (UPC Re) share of the UL Layer Loss was $20.1m.

Balance Sheet Highlights 7 Equity erosion of ~$232m driven by: Hurricane Ian = -$35.6m Change in AOCI = -$58.3m Valuation allowance = -$53.9m Goodwill impairment = -$13.6m Prior year development = -$53.8m All Other items = -$16.8m Sep. 30, Dec. 31, ($ in thousands, except per share amounts) 2022 2021 Variance Selected Balance Sheet Data Cash & investments 768,602$ 964,844$ -20.3% Unpaid loss & LAE reserves, net of reinsurance 132,285$ 87,330$ 51.5% Financial debt 152,684$ 156,561$ -2.5% Accumulated other comprehensive income (loss) (64,805)$ (6,531)$ 892.3% Stockholders' equity attributable to UIHC 80,434$ 312,406$ -74.3% Total capital 233,118$ 468,967$ -50.3% Leverage Ratios Debt-to-total capital 65.5% 33.4% 96.2% Net premiums earned-to-stockholders' equity 544.5% 188.8% 188.4% Per Share Data Common shares outstanding 43,285,807 43,370,442 -0.2% Book value per common share 1.86$ 7.20$ -74.2% Underlying book value per common share 3.36$ 7.35$ -54.4% Tangible book value per common share 0.12$ 5.10$ -97.7% Underlying tangible book value per common share 1.61$ 5.25$ -69.3%

Business In-force

Personal lines (PL) continues to shrink while Commercial lines (CL) grows.

	Policies			Premium ($000)			TIV ($000,000)		
	12.31.21	9.30.22	Change	12.31.21	9.30.22	Change	12.31.21	9.30.22	Change
1 FL	198,838	147,520	-25.8%	$ 437,211	$ 392,844	-10.1%	$ 89,605	$ 71,223	-20.5%
2 TX	67,755	44,181	-34.8%	$ 130,754	$ 91,604	-29.9%	$ 29,915	$ 20,814	-30.4%
3 LA	41,956	34,573	-17.6%	$ 89,934	$ 91,823	2.1%	$ 18,330	$ 16,988	-7.3%
4 NY	43,529	38,864	-10.7%	$ 63,787	$ 61,798	-3.1%	$ 32,013	$ 29,052	-9.2%
5 SC	33,748	18,975	-43.8%	$ 50,589	$ 31,655	-37.4%	$ 16,299	$ 9,208	-43.5%
6 MA	24,992	-		$ 47,328	$ -		$ 20,520	$ -	
7 NC	19,306	10,524	-45.5%	$ 32,464	$ 20,880	-35.7%	$ 10,036	$ 5,555	-44.6%
8 NJ	30,867	-		$ 32,294	$ -		$ 16,523	$ -	
9 GA	4,708	2,137	-54.6%	$ 6,006	$ 3,295	-45.1%	$ 2,298	$ 1,092	-52.5%
10 Toal PL	**465,699**	**296,774**	**-36.3%**	**$ 890,367**	**$ 693,899**	**-22.1%**	**$ 235,539**	**$ 153,932**	**-34.6%**
11 Discontinued / Sold	***113,621***	***31,636***		***$ 168,681***	***$ 55,830***		***$ 65,676***	***$ 15,855***	
% of UIHC		*10%*			*5%*			*7%*	
12 PL Adjusted (10-11)	**352,078**	**265,138**	**-24.7%**	**$ 721,686**	**$ 638,069**	**-11.6%**	**$ 169,863**	**$ 138,077**	**-18.7%**
13 Total CL	**6,025**	**5,522**	**-8.3%**	**$ 425,415**	**$ 487,975**	**14.7%**	**$ 74,130**	**$ 70,548**	**-4.8%**
14 Total UIHC (10+13)	**471,724**	**302,296**	**-35.9%**	**$ 1,315,782**	**$ 1,181,874**	**-10.2%**	**$ 309,669**	**$ 224,480**	**-27.5%**
15 UIHC Adjusted (12+13)	***358,103***	***270,660***	***-24.4%***	***$ 1,147,101***	***$ 1,126,044***	***-1.8%***	***$ 243,993***	***$ 208,625***	***-14.5%***

8

Personal Lines Premium Trend

We continued to see improvement in rate adequacy during Q3-22.

All Personal Lines

Metric	2021 Q3	2021 Q4	2022 Q1	2022 Q2	2022 Q3
Renewing Policies	93,364	71,661	64,016	74,306	63,371
Renewal Acceptance	80.8%	82.3%	79.4%	75.1%	70.4%
Company Initiated Non-Renewals	11,959	5,046	5,755	10,508	12,270
Renewal Acceptance xNon-Renewals	90.2%	87.4%	85.5%	84.0%	81.6%

Renewing Policies Only

Metric	2021 Q3	2021 Q4	2022 Q1	2022 Q2	2022 Q3
Renewed TIV	45,444,516,211	35,129,624,436	33,159,540,114	40,229,720,081	34,439,684,504
Expiring TIV	44,302,602,896	33,842,563,649	30,865,894,811	36,331,053,358	30,650,915,393
Additional TIV	1,141,913,315	1,287,060,787	2,293,645,304	3,898,666,723	3,788,769,111
Percent Change	2.6%	3.8%	7.4%	10.7%	12.4%
Renewed Premium	199,430,515	156,293,383	151,429,011	187,670,668	174,709,302
Expiring Premium	169,762,340	134,640,765	119,597,661	144,511,760	129,197,464
Additional Premium	29,668,175	21,652,618	31,831,351	43,158,908	45,511,837
Percent Change	17.5%	16.1%	26.6%	29.9%	35.2%
	+56¢	+47¢	+70¢	+68¢	+85¢
Renewal Premium Rate/$1k TIV	4.39	4.45	4.57	4.66	5.07
Expiring Premium Rate/$1k TIV	3.83	3.98	3.87	3.98	4.22
Monthly Rate Change	14.5%	11.8%	17.9%	17.3%	20.4%

Renewal acceptance dipped to 77.3% – down from 92.5% in Sept 2021 – driven by strategic underwriting actions implemented portfolio-wide (rate increases & ITV changes).

Additional premium and percent change are at all time highs due to rate increases in FL.

Highest quarterly average rate/$1k TIV recorded to date.

9

Commercial Lines Rate Trend 10 Renewal rate change for American Coastal driven by hard market conditions.

Combined Premium & Exposure Trends 11 Premiums still holding flat while exposures decrease.

Cautionary Statements 12 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include expectations regarding our diversification, growth opportunities, retention rates, liquidity, investment returns and our ability to meet our investment objectives and to manage and mitigate market risk with respect to our investments. These statements are based on current expectations, estimates and projections about the industry and market in which we operate, and management's beliefs and assumptions. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "endeavor," "project," "believe," "anticipate," "intend," "could," "would," "estimate," or "continue" or the negative variations thereof, or comparable terminology, are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The risks and uncertainties include, without limitation: the regulatory, economic and weather conditions in the states in which we operate; the impact of new federal or state regulations that affect the property and casualty insurance market; the cost, variability and availability of reinsurance; assessments charged by various governmental agencies; pricing competition and other initiatives by competitors; our ability to attract and retain the services of senior management; the outcome of litigation pending against us, including the terms of any settlements; dependence on investment income and the composition of our investment portfolio and related market risks; our exposure to catastrophic events and severe weather conditions; downgrades in our financial strength ratings; risks and uncertainties relating to our acquisitions including our ability to successfully integrate the acquired companies; and other risks and uncertainties described in the section entitled "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report in Form 10-K for the year ended December 31, 2020 and 2021 and our Form 10-Q for the periods ending March 31, 2021, June 30, 2021, September 30, 2021, March 31, 2022, June 30, 2022, and September 30, 2022. We caution you not to place undue reliance on these forward looking statements, which are valid only as of the date they were made. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements to reflect new information, the occurrence of unanticipated events, or otherwise. This presentation contains certain non-GAAP financial measures. See our earnings release, Form 10-K ,and Form 10-Q for further information regarding these non-GAAP financial measures. The information in this presentation is confidential. Any photocopying, disclosure, reproduction or alteration of the contents of this presentation and any forwarding of a copy of this presentation or any portion of this presentation to any person is prohibited.